UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014

VIOLIN MEMORY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36069	20-3940944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4555 Great America Parkway, Santa Clara, California		95054
(Address of principal executive offices)		(Zip Code)

(650) 396-1500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective June 4, 2014, Jeffrey J. Newman resigned from the Board of Directors of Violin Memory, Inc. (the “Board” and “Violin”). Effective June 5, 2014, Howard A. Bain III resigned from the Board.

(d) On June 6, 2014, the Board elected Georges Antoun to serve as a member of the Board. The Board also appointed Mr. Antoun to serve on the Board’s Compensation Committee. Mr. Antoun’s term on the Board will expire at Violin’s annual meeting of stockholders to be held in calendar year 2016.

Mr. Antoun has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Mr. Antoun is Chief Operating Officer of First Solar, Inc., a global provider of comprehensive photovoltaic solar systems using advanced thin-film modules. Prior to joining First Solar, Mr. Antoun managed the Next Gen Transport & IP networks product line and strategy for Ericsson. Prior to Ericsson, he participated in the turnaround of Redback Networks, Inc. (later acquired by Ericsson), and led product management and development efforts. Prior to Redback Networks, Mr. Antoun held various executive positions within the Cisco Systems, Inc. service provider organization supporting carrier and optical sales and field engineering. Mr. Antoun also worked for Newbridge Networks, Inc. and Nynex Science and Technology, Inc. (now Verizon).

Mr. Antoun also serves on the board of directors of Ruckus Wireless, Inc., a company pioneering wireless infrastructure for carriers and enterprises, and Dexcomm, Inc., a communications and answering services business. Mr. Antoun holds a B.S. in Engineering from the University of Louisiana at Lafayette, an M.S. in Information Systems from NYU Poly and an Executive Management degree from the Ericsson program at Columbia University.

It is contemplated that Violin and Mr. Antoun will enter into the standard Violin Indemnification Agreement for directors. This agreement requires Violin, among other things, to indemnify its directors against liabilities that may arise by reason of their status or service. The agreement also requires Violin to advance all expenses incurred by the directors in investigating or defending any such action, suit or proceeding, subject to the terms contained in the agreement. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed as Exhibit 10.01 to Violin’s Form S-1 filed with the Securities and Exchange Commission on September 26, 2013 (the “Form S-1”) and is incorporated by reference herein. Upon joining the Board, Mr. Antoun received an option to purchase 122,000 shares with an exercise price equal to the closing price of Violin’s common stock on the date of his appointment. This option was automatically granted to Mr. Antoun in accordance with Violin’s 2012 Stock Incentive Plan (“Plan”), which was filed as Exhibit 10.03 to the Form S-1 and is incorporated by reference herein, and shall have the terms set forth in such Plan.

Item 8.01 Other Events.

Effective June 6, 2014, Dr. Richard A. Nottenburg, a director, was appointed Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Violin Memory, Inc.

Date: June 10, 2014	By:	/s/ Cory Sindelar
Cory Sindelar, Chief Financial Officer